Exhibit 10.3

CONSULTING AGREEMENT

THIS AGREEMENT is entered into and made effective this 10th day of June, 2003.

BETWEEN:

Strategic Internet Investments, Incorporated., having an office at Suite 450 - 650 West Georgia Street, Vancouver, B.C. V6B 4N8
(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

Bill Whittle, of Suite 107 - 1576 Merklin Street, White Rock, B.C., V4B 5K2
(hereinafter referred to as the "Consultant")

OF THE SECOND PART

WHEREAS:

In order to achieve its corporate and business objectives, the Company desires to engage a consultant experienced in U.S. and Canadian Securities procedures who will be principally responsible for fulfilling the duties more particularly described herein;

The Consultant has agreed to accept such engagement upon the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants herein contained the parties agree as follows:

Engagement of Services

The Company hereby retains the Consultant and the Consultant hereby agrees to perform services for the Company in accordance with the terms and conditions of this Agreement and the Company acknowledges that certain services have been provided to the Company by the Consultant prior to the date of this agreement during the Company’s first quarter 2003.

The Consultant's obligations to perform further services (as hereinafter defined) shall commence as of the date hereof (the "Effective Date") and will continue for a term of seven months terminating on December 31, 2003. Furthermore, this Agreement shall be cancelable without cause at any time by either party but only if either party gives thirty (30) days written notice to the other party regarding the termination of the agreement. Notwithstanding the foregoing, either party shall have the option to terminate this Agreement if the other party shall be in material default of any obligation, representation or warranty hereunder or for just cause.

Services

Subject to the discretion and direction of the management of the Company the Consultant will use his best efforts to fulfill the following responsibilities and duties:

(a) to assist in the preparation of the Company's regulatory filings and related documentation;

(b) to act as a liaison between the Company's management and its shareholders in order to keep the Company's shareholders informed of the Company's business activities;

(c) to communicate on a regular basis with the brokerage community on matters relating to the affairs of the Company;

(d) to assist the Company in developing its corporate profile materials, news releases, brochures, mail-outs etc. to assist the Company in obtaining, developing and maintaining contacts with other persons or companies who might assist in developing and meeting business objectives; to do all such acts and things as may be required to foster, facilitate and enhance a positive reputation for the Company.

The Consultant shall at all times use his best efforts to advance the interests of the Company, and shall faithfully, industriously and to the best of his abilities, perform the responsibilities and duties described above. The Consultant shall at all times abide by all directions given by the Board of Directors of the Company and shall keep the Directors informed of events or information material to the Company's affairs.

Remuneration to the Consultant

(a) In consideration for the services to be provided by the Consultant and in recognition of past services provided since January 31, 2003, the Company wishes to provide an equity based compensation package to the Consultant.

Recognizing that the Company has very limited working capital and cannot make payment to the Consultant in cash, the Consultant agrees to accept 300,000 common shares in the capital of the Company at a deemed value of $0.14 (trading price of the Company’s stock as of the date of the Effective Date) as full compensation for services provided to the Company under the Agreement. The shares shall be unrestricted, free-trading and will be held by the company and vest to the consultant in installments, as follows,

NUMBER OF SHARES	VESTING/DISTRIBUTION DATE

150,000	Immediately upon signing agreement

25,000	one month after agreement date, subject to satisfactory performance

25,000	two months after agreement date, subject to satisfactory performance

25,000	three months after agreement date, subject to satisfactory performance

25,000	four months after agreement date, subject to satisfactory performance

25,000	five months after agreement date, subject to satisfactory performance

25,000	six months after agreement date, subject to satisfactory performance

The Company, in it sole discretion, may elect to accelerate vesting of the shares to the Consultant based upon the performance of the Consultant. The Consultant shall have no responsibility to perform any services under the terms of this Agreement until the compensation has been issued in full and the first vesting traunch received in good order by the Consultant as described above.

3.1 The Company agrees to reimburse the Consultant upon presentation of invoice for reasonable expenses incurred by the Consultant in the performance of the services which shall be pre-approved by the management of the Company.

3.2 Notwithstanding the provisions of subparagraph (a) above, the parties agree that the fee may be amended to such other amount as may be agreed upon by the parties in writing.

4.0 Responsibility of the Consultant

The Consultant shall be responsible for paying all Federal and Provincial taxes and contributions with respect to, assessed against, or measured by the Consultant's earnings hereunder and shall make all returns and/or reports required in connection with the aforegoing.

The Consultant is aware and acknowledges that all of his activities shall be conducted in compliance with applicable securities legislation and the rules and by-laws of the applicable securities exchanges under whose jurisdiction his activities fall.

5. 0 Indemnity

The Consultant hereby agrees to indemnify, defend and save harmless the Company and its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of the negligence or any willful act or omission of the Consultant in connection with this agreement or the Consultant's services hereunder. The provisions of the Indemnity shall survive the termination of this agreement.

General Provisions

6.1 This Agreement shall be governed by and construed in accordance with laws of the Province of British Columbia, Canada.

6.2 This Agreement is a contract for services and may not be assigned in whole or in part by the Consultant.

6.3 The Consultant shall not, either during the term of this Agreement or at any time thereafter, disclose to any person, firm or corporation other than to the directors and employees of the Company in the course of providing his services hereunder, any confidential information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to providing his services hereunder or otherwise, and the Consultant shall not directly or indirectly use (whether for his own benefit or that of any other person, firm or Corporation or to the detriment or intended detriment of the Company) any confidential information held by the Consultant in trust for the Company for the sole benefit of the Company.

6.4 Any notice to be given under this Agreement shall be in writing and delivered to the Consultant and to the Company at the addresses set out as aforesaid.

6.5 This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, nor may any provisions hereof be waived, except in writing, duly executed by each party.

Time shall be of the essence in the performance of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE COMMON SEAL STRATEGIC
INTERNET INVESTMENTS, INCORPORATED
was hereunto affixed in the presence of:

signed by “Ralph Shearing”
Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY BILL WHITTLE in the presence of:

Signed by “Bill Whittle”
BILL WHITTLE